U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 15, 2008
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                                GREATBATCH, INC.
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             (Exact name of registrant as specified in its charter)




            Delaware                 1-16137                 16-1531026
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  (State or other jurisdiction     (Commission             (IRS Employer
        of incorporation)          File Number)          Identification No.)



           10000 Wehrle Drive, Clarence, New York              14031
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          (Address of principal executive offices)           (Zip Code)


        Registrant's telephone number, including area code (716) 759-6901
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial
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             Obligation or an Obligation under an Off-Balance Sheet Arrangement.
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             On December 15, 2008 and December 16, 2008, Greatbatch, Inc. (the
             "Company") entered into privately negotiated agreements under which it repurchased $21.8 million in aggregate principal amount of its outstanding $1,000 par value, 2 1/4% Convertible Subordinated Debentures dated May 2003 and due June 2013 (the "Debentures") at $845.38 per $1,000 of principal. The primary purpose of this transaction was to retire the Debentures, which contained a put option exercisble on June 15, 2010, at a discount. These transactions were funded with availability under the Company's existing $235 million line of credit at an interest rate of approximately 3.2% which is fixed for 6 months and will vary with the LIBOR index thereafter. These transactions were treated as an extinguishment of debt for accounting purposes and resulted in a pre-tax gain of approximately $3.2 million, which was recorded in the fourth quarter of 2008.



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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     Dated:  December 17, 2008       GREATBATCH, INC.

                                     By: /s/ Thomas J. Mazza
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                                             Thomas J. Mazza
                                             Senior Vice President and
                                             Chief Financial Officer